                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          COMDATA HOLDINGS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          COMDATA HOLDINGS CORPORATION

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 21, 1995

                             ---------------------

     The Annual Meeting of Stockholders of Comdata Holdings Corporation (the "Company") will be held at the Company's corporate headquarters, 5301 Maryland Way, Brentwood, Tennessee 37027 on June 21, 1995 at 10:30 a.m. for the following purposes:

          1. To elect nine (9) directors to the Company's Board of Directors;

          2. To consider and vote upon a proposal to amend the Company's Stock Option and Restricted Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance upon exercise of options or awards granted thereunder;

          3. To consider and vote upon a proposal to approve the selection of independent auditors for the Company's fiscal year ending December 31, 1995;

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 5, 1995 as the record date for determination of the stockholders of the Company entitled to notice and to vote at the Annual Meeting of Stockholders.

     ALL HOLDERS OF THE COMPANY'S SHARES ENTITLED TO VOTE (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                           By Order of the Board of Directors

                                           PETER D. VOYSEY
                                           Secretary

May 18, 1995

                          COMDATA HOLDINGS CORPORATION
                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 21, 1995

                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Comdata Holdings Corporation (the "Company") from holders of the Company's shares of $.01 par value common stock and convertible preferred stock (collectively, the "shares") to be voted at the Annual Meeting of Stockholders to be held at the Company's Corporate Headquarters, 5301 Maryland Way, Brentwood, Tennessee 37027 on June 21, 1995 at 10:30 a.m., or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement and enclosed form of proxy to stockholders is May 18, 1995.

     The only voting securities of the Company are (i) the shares of its common stock, $.01 par value (the "common stock"), each share of which entitles the holder thereof to one vote and (ii) the shares of its Series B convertible preferred stock and Series C convertible preferred stock (collectively the "preferred stock"). Only holders of record of the 16,649,167 shares of common stock and the 806,948 shares of preferred stock outstanding as of the close of business on May 5, 1995 (the "Record Date"), are entitled to vote on each matter submitted to a vote at the Annual Meeting and any adjournment(s) thereof. The shares of preferred stock are currently convertible into shares of common stock at the option of the holders. On the Record Date, the shares of preferred stock issued and outstanding were convertible into an aggregate of 17,963,245 shares of common stock. The holders of preferred stock are entitled to vote together with holders of common stock as a single class on issues presented to a vote of the Company's stockholders, on an as-if-converted basis. The presence, in person or by proxy, of the majority of the total number of shares entitled to vote is necessary to constitute a quorum at the Annual Meeting.

     If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof, at the pleasure of the stockholder signing it, either by a written notice of revocation received by the person or persons named in the proxy or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

     Proxies in the accompanying form will be voted in accordance with the instructions indicated thereon and, if no such instructions are indicated, will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below.

     The shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the nine nominees for the Board of Directors named below. If any of such persons should be unable to serve, the persons named in the enclosed proxy will vote such shares for such substitute nominee or nominees as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by entering the name of such nominee in the space provided for such purpose on the proxy card.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors consisting of between three and ten members. The Board of Directors currently is comprised of nine directors. These nine directors have been nominated for election at the Annual Meeting of Stockholders for terms of one year each and until their respective successors are elected and qualified. All of the Company's Directors will also serve as Directors of

Comdata Network, Inc., a Maryland Corporation ("Network"), a reporting company and the Company's principal operating subsidiary.

MEETINGS OF THE BOARD

     The Board meets on a regular basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings.

     In 1994 there were five meetings of the Board. All of the directors attended at least 75% of the meetings of the Board and of the Committees on which they serve, except for Mr. Buglioli, who was unable to attend at least 75% of such meetings because of business or other conflicts.

COMPENSATION OF DIRECTORS

     Directors who are not also employees of the Company receive compensation consisting of an annual director's fee of $10,000 plus a fee of $1,000 and reimbursement of expenses incurred for each Board meeting attended.

COMMITTEES OF THE BOARD

     The Board has established three committees: the Audit Committee (Welsh, O'Brien, Hanson and Haberman), the Compensation Committee (Anderson, McTavish and Welsh), and the Operating Committee (all directors).

     The duties of the Audit Committee are (a) to review with the Company's independent accountants and with the Chief Financial Officer the proposed scope of the annual audit, past audit experience, the Company's internal audit program, recently completed audits and other matters bearing upon the scope of the audit; (b) to review with the independent accountants and with the Chief Financial Officer significant matters revealed in the course of the audit of the annual financial statements of the Company; (c) to review with the Chief Financial Officer any suggestions and recommendations of the independent accountants concerning the internal control standards and accounting procedures of the Company; (d) to meet on a regular basis with a representative or representatives of the Internal Audit function of the Company and to review the Internal Audit function's Reports of Operations; and (e) to report its activities and actions to the Board at least once each fiscal year.

     The duties of the Compensation Committee include: (a) administration of the Company's stock option plans; (b) adoption and review of major compensation plans; and (c) approval and recommendation to the Board of compensation for certain Executive Officers of the Company.

     The Operating Committee reviews the financial performance of the Company's businesses and discusses current issues respecting competitive, operating, regulatory and other developments affecting the Company.

     During calendar year 1994 the committees of the Board held a total of eleven meetings: the Audit Committee met three times, the Compensation Committee met three times and the Operating Committee met five times.

DIRECTOR NOMINEES

     Following are the nominees for election as Directors of the Company:

                                                                                     SERVED AS
                                                   PRINCIPAL                         DIRECTOR
           NAME                                    OCCUPATION                          SINCE
- ---------------------------  ------------------------------------------------------  ---------
Bruce K. Anderson            General partner of sole general partner of Welsh,         1987
                               Carson, Anderson & Stowe IV, a New York investment
                               firm engaged in venture capital and leveraged buyout
                               investing.

                                                                                     SERVED AS
                                                   PRINCIPAL                         DIRECTOR
           NAME                                    OCCUPATION                          SINCE
- ---------------------------  ------------------------------------------------------  ---------
Patrick J. Welsh             General partner of sole general partner of Welsh,         1987
                               Carson, Anderson & Stowe IV, a New York investment
                               firm engaged in venture capital and leveraged buyout
                               investing.
George L. McTavish           Chairman and Chief Executive Officer of the Company       1987
Dana J. O'Brien              Executive Vice President of Prudential Equity             1990
                               Investors, Inc.
Louis P. Buglioli            President of Benton International, Inc.                   1991
Stephen E. Raville           President of First Southeastern Corp.                     1991
Edward A. Barbieri           President and Chief Operating Officer of the Company      1992
Dennis R. Hanson             Executive Vice President and Chief Financial Officer      1992
                               of the Company
Phyllis Haberman             Vice President of Charterhouse Group International,       1993
                               Inc.

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information with respect to each of the nominees for the office of director and each other executive officer of the Company:

NOMINEES

     Bruce K. Anderson, age 55, who was Chairman of the Board of Directors of the Company from March 1987 through March 1992, is a general partner of the sole general partner of each of: Welsh, Carson, Anderson & Stowe IV, a New York limited partnership ("WCAS IV"), WCAS Venture Partners, a New York limited partnership ("Venture Partners"), WCAS Capital Partners, L.P., a Delaware limited partnership ("Capital Partners"), Welsh, Carson, Anderson & Stowe VI, L.P., a limited partnership ("WCAS VI") and WCAS Information Partners, a limited partnership ("WCAS Information Partners"). WCAS IV, Venture Partners and Capital Partners are major stockholders of the Company and are investment partnerships engaged in venture capital and leveraged buyout investing. Mr. Anderson has been a general partner of the sole general partners of associated limited partnerships since 1979. Prior to 1979, Mr. Anderson was Executive Vice President and a director of Automatic Data Processing, Inc., a data processing company. Mr. Anderson also serves as a director of FiServ, Inc., Genicom Corporation, Broadway & Seymour, Inc. and several privately-held companies.

     Patrick J. Welsh, age 51, who has been a Director of the Company since March 1987, is a general partner of the sole general partner of each of: WCAS IV, WCAS VI, Venture Partners and Capital Partners. Mr. Welsh has been a general partner of the sole general partner of associated limited partnerships since 1979. Prior to 1979, Mr. Welsh was President and a director of Citicorp Venture Capital, Ltd., an affiliate of Citicorp engaged in venture capital investing. Mr. Welsh serves as a director of Syntellect, Inc., Pharmaceutical Marketing Services, Inc. and several privately-held companies.

     George L. McTavish, age 53, was elected to the Board of Directors of the Company in November 1987. From November 1987 through March 1992, he served as President and Chief Executive Officer of the Company and as Chief Executive Officer of Network. In March 1992, Mr. McTavish was elected to the office of Chairman of the Board of Directors of each of the Company and Network. From September 1984 to July 1987, Mr. McTavish was Chairman and Chief Executive Officer of Hogan Systems, Inc., a provider of computer software products to the banking industry based in Dallas, Texas. Prior thereto, Mr. McTavish was Executive Vice President and Chief Operating Officer of SEI Corporation, also a provider of computer software products to the banking industry, based in Wayne, Pennsylvania. Mr. McTavish also serves as a Director of Broadway and Seymour.

     Dana J. O'Brien, age 39 was elected to the Board of Directors of the Company in April 1990. He is an Executive Vice President of Prudential Equity Investors, Inc. ("PVP"), an investment firm engaged in venture capital and leveraged buyout investing. He has been employed by PVP or its affiliates since 1982. Prior thereto, he was employed in the National Banking Division of Morgan Guaranty Trust Company. Mr. O'Brien was nominated to serve on the Board of Directors of the Company and Network by PVP. Subject to certain conditions, the Company has agreed to use its best efforts to nominate and use its best efforts to cause to be elected to the Board of Directors of the Company and Network one individual nominated by PVP. Mr. O'Brien also serves as a director of several privately-held companies.

     Louis P. Buglioli, age 46, was elected to the Board of Directors of the Company in June 1991. Mr. Buglioli has been President of Benton International, Inc., a management consulting firm in the financial and payment systems industry, since 1986. From 1983 to 1985, he was President and Chief Operating Officer and a director of Telecredit, Inc., a company engaged primarily in the third-party processing of credit card, check authorization and point-of-sale debit card transactions. Prior thereto, he served as Senior Vice President of Crocker National Bank.

     Stephen E. Raville, age 48, was elected to the Board of Directors of the Company in September 1991. Mr. Raville is President of First Southeastern Corp. in Atlanta, Georgia. From 1985 until December 1992, he was Chairman and Chief Executive Officer of Advanced Telecommunications Corporation ("ATC"). Mr. Raville has also served as a director of ATC, First Union National Bank of Georgia and Wellington Leisure Products, Inc. Mr. Raville's election as a Director of the Company occurred when ATC purchased shares of the Company's Preferred Stock and entered into a Telecommunications Services Agreement with Network, pursuant to which ATC provides long distance telecommunications services.

     Edward A. Barbieri, age 53, was elected President and Chief Operating Officer of the Company and Network in March 1992. Prior to joining the Company, Mr. Barbieri held various positions with TRW, Inc. ("TRW") from 1977, and most recently served as Vice President and General Manager of TRW's National Accounts Division, Information Systems and Services. Mr. Barbieri was elected to the Board of Directors of the Company in June 1992.

     Dennis R. Hanson, age 49, was elected Executive Vice President and Chief Financial Officer of the Company and Network in March 1992. Before joining the Company, Mr. Hanson held various positions with NationsBank (formerly C&S/Sovran Corporation) in Norfolk, Virginia, or its predecessors, from 1981, most recently as Group Executive Vice President. Mr. Hanson was elected to the Board of Directors of the Company in June 1992.

     Phyllis Haberman, age 46, was elected a Director of the Company in January 1993. Ms. Haberman is Vice President of Charterhouse Group International, Inc. ("Charterhouse"), a privately-owned investment banking firm making equity investments in a broad range of U.S. companies. Ms. Haberman joined Charterhouse in September 1985 and was promoted to her present position in August 1988. Ms. Haberman also serves as a director of Wundies Industries, Inc. Ms. Haberman was nominated to serve on the Board of Directors of the Company by Charterhouse. Subject to certain conditions, the Company has agreed to nominate and use its best efforts to cause to be elected to the Board of Directors one individual nominated by Charterhouse.

EXECUTIVE OFFICERS

     In addition to Messrs. McTavish, Barbieri and Hanson, the following individuals are executive officers of the Company:

     Henry P. Cincere, age 44, was named a Senior Vice President of the Company in February 1991. Prior thereto, he served as a Vice President of the Company beginning in June 1989. Mr. Cincere has been employed by Network since March 1984 and has served in various other positions including President of the Network Services Division since January 1993, in which capacity he continues to serve, and President of the Transportation Services Division from February 1991 to January 1993. Prior to joining Network, Mr. Cincere was General Manager of Triangle Fleet Service, Inc., a subsidiary of North American Van Lines, Inc., from March 1983 until March 1984.

     Charles P. Harris, age 50, joined Network in January 1992 as Senior Vice President of Sales for its Transportation Services Division. He was named Senior Vice President and General Manager of the Transportation Services Division in January 1993 and was elected a Senior Vice President of the Company in June 1993. Prior to joining Network, Mr. Harris was employed by Diebold Incorporated for 17 years, most recently as Corporate Vice President, United States Sales Group.

     Robert S. MacDermott, age 63, joined Network in April 1994 as Senior Vice President of its then newly created Product Center. Prior to joining Network, Mr. MacDermott held various domestic and international positions with Unisys Corporation from 1959, most recently as Corporate General Manager for the Corporate Account Marketing organization. Mr. MacDermott was named a Senior Vice President of the Company in March 1995.

     John A. West, age 49, was named a Senior Vice President of the Company and Senior Vice President and General Manager of Network's Consumer Services Division in July 1994. Prior to joining the Company, Mr. West served at various times as a consultant to the transaction processing industry in a number of areas, including systems integration, business development, and network services. Additionally, Mr. West served as General Manager and Chief Operating Officer for Wegmans Food Markets in Rochester, New York from June 1992 to July 1993. He was the Senior Vice President, Sales and Marketing for Shared Financial Systems from February 1990 to January 1991 and from July 1987 to February served as Vice President and General Manager of Electronic Data Systems Corporation's MTECH Financial Systems Division.

     David B. Wolverton, age 59, rejoined Network in September 1994 as Senior Vice President of Corporate Development, having previously served as President of Network's Transportation Services Division from 1989 to 1991. Before rejoining Network, Mr. Wolverton served as President and Chief Operating Officer of Trendar Corporation from 1992. Prior thereto, Mr. Wolverton was the President and Chief Operating Officer of Faulk & Company from 1991 to 1992. Mr. Wolverton was named a Senior Vice President of the Company in March 1995.

     Peter D. Voysey, age 50, was elected Vice President, General Counsel and Secretary of the Company and Network in May 1992. Mr. Voysey was most recently General Counsel and Corporate Secretary for Citicorp Services Inc., a Citicorp affiliate engaged in worldwide funds transfer and payment systems. Prior to joining Citicorp in 1980, Mr. Voysey served as Group Legal Counsel for Emhart Corporation from 1976 to 1980, and as an Associate Attorney for Winston & Strawn from 1971 to 1976.

COMPLIANCE WITH REPORTING REQUIREMENTS OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC").

     Based solely on a review of copies of reports filed with the SEC, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 15, 1995 certain information with respect to the shares of Common Stock of the Company beneficially owned by stockholders known to the Company to own beneficially more than 5% of the shares of such class and the shares of Common Stock beneficially owned by the Company's directors and Named Executive Officers and by all of its executive officers and directors as a group. The shares listed below and the percentage of ownership for each person named below have been calculated assuming that all outstanding shares of preferred Stock have been converted into shares of Common Stock and that all exercisable options and options becoming exercisable within 60 days from

February 15, 1995 that have been issued pursuant to the Comdata Holdings Corporation Stock Option and Restricted Stock Purchase Plan, have been exercised.

                                                                  COMPONENTS OF COMMON            SHARES OF
                                                                STOCK BENEFICIALLY OWNED         COMMON STOCK   PERCENT
                                                               ---------------------------       BENEFICIALLY     OF
          NAME AND ADDRESS OF BENEFICIAL OWNERS(A)              COMMON           PREFERRED          OWNED        CLASS
- -------------------------------------------------------------  ---------         ---------       ------------   -------
Welsh, Carson, Anderson & Stowe IV(b)........................  2,648,147           269,986(c)      2,918,133       8.6%
  One World Financial Center
  200 Liberty Street, Suite 3601
  New York, New York 10281
Welsh, Carson, Anderson & Stowe VI(b)........................         --         1,258,106(d)      1,258,106       3.7%
  One World Financial Center
  200 Liberty Street, Suite 3601
  New York, New York 10281
WCAS Information Partners(b).................................         --            18,244(d)         18,244       0.1%
  One World Financial Center
  200 Liberty Street, Suite 3601
  New York, New York 10281
WCAS Venture Partners(b).....................................     75,000                --            75,000       0.2%
  One World Financial Center
  200 Liberty Street, Suite 3601
  New York, New York 10281
New York Life Insurance Company(e)...........................    545,558         1,437,448(d)      1,983,006       5.8%
  51 Madison Avenue, Room 203
  New York, New York 10010
New York Life Insurance and Annuity Corporation(e)...........    545,558         1,437,448(d)      1,983,006       5.8%
  51 Madison Avenue, Room 203
  New York, New York 10010
Northwestern Mutual Life Insurance Company...................    280,566         2,232,279(d)      2,512,845       7.4%
  720 East Wisconsin Avenue
  Milwaukee, Wisconsin 53202
Prudential Venture Partners II(f)............................  1,111,111           435,427(c)      1,546,538       4.5%
  717 Fifth Avenue
  New York, New York 10022
Advanced Telecommunications Corporation......................  1,728,730           161,668(c)      1,890,398       5.5%
  945 East Paces Ferry Road, Suite 2100
  Atlanta, Georgia 30325
Charterhouse Equity Partners, L.P.(g)........................         --         4,299,558(c)      4,299,558      12.6%
  535 Madison Avenue
  New York, New York 10022
Bruce K. Anderson(b).........................................  3,426,590         7,153,485(c)(d)  10,580,075      31.0%
Patrick J. Welsh(b)..........................................  3,426,590         7,135,241(c)(d)  10,561,831      31.0%
Dana J. O'Brien(f)...........................................  1,111,111           435,427(c)      1,546,538       4.5%
Louis P. Buglioli............................................         --                --                --         *
Phyllis Haberman(g)..........................................         --         4,299,558(c)      4,299,558      12.6%
Stephen E. Raville...........................................         --                --                --         *
George L. McTavish...........................................    348,934                --           348,934       1.0%
Edward A. Barbieri...........................................     66,134                --            66,134         *
Dennis R. Hanson.............................................     50,600                --            50,600         *
Henry P. Cincere.............................................     38,508                --            38,508         *
Charles P. Harris............................................     13,435                --            13,435         *
All directors and executive officers as a group (14              544,398           127,020           671,418       1.9%
  persons)(h)................................................

- ---------------

  * Less than 1%

(a) Except as otherwise noted below, the persons named in the table have sole voting powers and investment power with respect to all shares set forth in the table.

(b) Messrs. Anderson and Welsh, Directors of Holdings, may be deemed to own beneficially the shares of Common Stock owned by WCAS IV, WCAS VI, Venture Partners and Capital Partners because they are general partners of the sole partner of each of WCAS IV, WCAS VI, Venture Partners and Capital Partners. The shares listed opposite the names of Messrs. Anderson and Welsh include shares owned or, upon conversion of shares of Preferred Stock, will be owned, by WCAS IV, WCAS VI, Information Partners, Venture Partners and Capital Partners, respectively.
(c) Includes the shares of Common Stock issuable upon conversion of shares of Series C Convertible Preferred Stock owned by and accrued dividends thereon through February 15, 1995.
(d) Includes the shares of Common Stock issuable upon conversion of shares of Series B Convertible Preferred Stock owned by and accrued dividends thereon through February 15, 1995.
(e) New York Life Insurance controls New York Life Insurance and Annuity Corporation and may be deemed to own beneficially the securities held by it.
(f) Mr. O'Brien may be deemed to own beneficially the shares of Common Stock owned by or issuable to PVP because he is a Vice President of the sole general partner of PVP. The shares listed opposite Mr. O'Brien's name are owned by or issuable to PVP.
(g) Ms. Haberman may be deemed to own beneficially the shares of Common Stock issuable to Charterhouse, because Ms. Haberman is a Vice President of Charterhouse. The shares listed opposite Ms. Haberman's name are owned by or issuable to Charterhouse.
(h) The shares beneficially owned by WCAS IV, WCAS VI, Information Partners, Venture Partners, Capital Partners, PVP and Charterhouse, which are deemed to be beneficially owned by Messrs. Anderson, Welsh, O'Brien, and Ms. Haberman, respectively, are not included in shares owned by all directors and executive officers as a group.

                           COMPENSATION AND BENEFITS

     The Company's compensation and benefits programs are designed to help the Company attract, motivate and retain highly qualified individuals to operate and manage the Company.

     In general, all U.S. based employees receive a base salary, are eligible for a Company supported 401(k) Plan after one year of service and are provided with medical and other welfare benefit coverages. Canada based employees receive a base salary, the health and welfare benefits provided by the Canadian government's national health care program and certain supplemental health and welfare coverages provided by Comdata.

     In addition, the Company maintains specific executive compensation programs designed to provide incentives for, to reward, and to retain outstanding executives who bear the responsibility for achieving the demanding business objectives necessary to ensure the Company's leadership position in its businesses. The executive compensation programs are based upon a pay-for-performance philosophy to provide incentives to achieve both short-term and long-term objectives and to reward exceptional performance, gains in productivity and contributions to the Company's growth and success.

EXECUTIVE OFFICER COMPENSATION

     The following Table summarizes the compensation paid or accrued by the Company during the three years ended December 31, 1994 to those persons who, as of December 31, 1994, were the Company's Chief Executive Officer and the four most highly compensated Executive Officers other than the Chief Executive Officer (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                               ANNUAL COMPENSATION          AWARDS
                                           ---------------------------   -------------      ALL OTHER
                                                   SALARY    BONUS(22)    OPTIONS(21)      COMPENSATION
       NAME AND PRINCIPAL POSITION         YEAR     ($)         ($)           (#)              ($)
- -----------------------------------------  ----   --------   ---------   -------------     ------------
George L. McTavish.......................  1994   $330,477   $ 151,161      100,000          $  4,898(1)
  Chairman and Chief Executive Officer,    1993    325,000          --       94,667(16)         4,814(2)
  Director                                 1992    325,000      95,566           --             3,985(3)
Edward A. Barbieri.......................  1994    258,792     111,240       75,000             5,391(4)
  President and Chief Operating Officer,   1993    254,687          --       87,334(17)         5,294(5)
  Director                                 1992    194,231      74,125      133,333           100,750(6)

                                                                           LONG-TERM
                                                                         COMPENSATION
                                               ANNUAL COMPENSATION          AWARDS
                                           ---------------------------   -------------      ALL OTHER
                                                   SALARY    BONUS(22)    OPTIONS(21)      COMPENSATION
       NAME AND PRINCIPAL POSITION         YEAR     ($)         ($)           (#)              ($)
- -----------------------------------------  ----   --------   ---------   -------------     ------------
Dennis R. Hanson.........................  1994   $206,723   $  99,065       75,000          $  3,826(7)
  Executive Vice President and Chief       1993    203,750          --       53,000(18)        11,097(8)
  Financial Officer, Director              1992    151,538      51,875      100,000            55,720(9)
Henry P. Cincere.........................  1994    167,342      51,634       30,000             4,225(10)
  Senior Vice President                    1993    167,785          --       21,668(19)         3,215(11)
                                           1992    165,000      54,331           --             2,736(12)
Charles P. Harris........................  1994    132,766      45,804       30,000             3,411(13)
  Senior Vice President                    1993    132,000          --       33,834(20)        35,052(14)
                                           1992    120,000      18,000           --            40,382(15)

- ---------------

 (1) Amount includes $3,170 for contributions by the Company to a 401(k) Plan and $1,728 for term life insurance premiums paid by the Company.
 (2) Amount includes $3,086 for contributions by the Company to a 401(k) Plan and $1,728 for term life insurance premiums paid by the Company.
 (3) Amount includes $2,257 for contributions by the Company to a 401(k) Plan and $1,728 for term life insurance premiums paid by the Company.
 (4) Amount includes $3,663 for contributions by the Company to a 401(k) Plan and $1,728 for term life insurance premiums paid by the Company.
 (5) Amount includes $3,566 for contributions by the Company to a 401(k) Plan and $1,728 for term life insurance premiums paid by the Company.
 (6) Amount includes $78,534 of relocation cost reimbursements, $20,920 of reimbursement for related income taxes, and $1,296 for term life insurance premiums paid by the Company.
 (7) Amount includes $2,782 for contributions by the Company to a 401(k) Plan and $1,044 for term life insurance premiums paid by the Company.
 (8) Amount includes $6,701 of relocation cost reimbursements, $803 of reimbursement for related income taxes, $2,549 for contributions by the Company to a 401(k) Plan, and $1,044 for term life insurance premiums paid by the Company.
 (9) Amount includes $42,565 of relocation cost reimbursements, $12,372 of reimbursement for related income taxes, and $783 for term life insurance premiums paid by the Company.
(10) Amount includes $3,638 for contributions by the Company to a 401(k) Plan and $587 for term life insurance premiums paid by the Company.
(11) Amount includes $2,632 for contributions by the Company to a 401(k) Plan and $583 for term life insurance premiums paid by the Company.
(12) Amount includes $2,175 for contributions by the Company to a 401(k) Plan $561 for term life insurance premiums paid by the Company.
(13) Amount includes $2,646 for contributions by the Company to a 401(k) Plan $765 for term life insurance premiums paid by the Company.
(14) Amount includes $25,008 of relocation cost reimbursements, $6,724 of reimbursement for related income taxes, $2,575 for contributions by the Company to a 401(k) Plan, and $745 for term life insurance premiums paid by the Company.
(15) Amount includes $29,114 of relocation cost reimbursements, $10,607 of reimbursement for related income taxes, and $661 for term insurance premiums paid by the Company.
(16) Amounts granted in 1993 include the repricing of 66,667 options previously granted.
(17) Amounts granted in 1993 include the repricing of 83,334 options previously granted.
(18) Amounts granted in 1993 include the repricing of 50,000 options previously granted.
(19) Amounts granted in 1993 include the repricing of 16,668 options previously granted.
(20) Amounts granted in 1993 include the repricing of 16,667 options previously granted.

(21) Amounts with respect to options have been adjusted to reflect a 1-for-3 reverse split effective November 16, 1993.
(22) In accordance with Securities and Exchange Commission rules and regulations, includes bonus awards earned in the year indicated but paid in the following year.

OPTION GRANTS

     Shown below is information concerning stock option grants to the Named Executive Officers during the 1994 Fiscal Year.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                          INDIVIDUAL GRANTS                                               POTENTIAL REALIZABLE
- -----------------------------------------------------------------------------------------------------       VALUE AT ASSUMED
                                              % OF TOTAL                 MARKET                            ANNUAL RATES STOCK
                                               OPTIONS      EXERCISE    PRICE ON                           PRICE APPRECIATION
                                  GRANTED     GRANTED TO    OR BASE      DATE OF                           FOR OPTION TERM(4)
                                  OPTIONS     EMPLOYEES      PRICE        GRANT        EXPIRATION         ---------------------
              NAME                  (#)        IN 1994     ($/SHARE)    ($/SHARE)         DATE             5% ($)     10% ($)
- --------------------------------  -------     ----------   ----------   ---------   -----------------     --------   ----------
George L. McTavish..............  100,000(2)     15.3%      $  8.00      $ 8.00     April 26, 2004        $503,116   $1,274,994
Edward A. Barbieri..............   75,000(3)     11.4%        10.875      10.875    November 9, 2004       512,942    1,299,896
Dennis R. Hanson................   75,000(3)     11.4%        10.875      10.875    November 9, 2004       512,942    1,299,896
Henry P. Cincere................   30,000(3)      4.6%        10.875      10.875    November 9, 2004       205,177      519,958
Charles P. Harris...............   30,000(3)      4.6%        10.875      10.875    November 9, 2004       205,177      519,958

- ---------------

(1) All share and price data has been adjusted to reflect a 1 for 3 reverse stock split effective November 16, 1993.
(2) Represents options granted on April 26, 1994 that vest over a five year period at the rate of 20% per year.
(3) Represents options granted on November 9, 1994 that vest over a five year period at the rate of 20% per year.
(4) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to exercises by the Named Executive Officers during the 1994 Fiscal Year of options to purchase Common Stock pursuant to the Company's stock option plans and information with respect to unexercised options to purchase Common Stock held by the Named Executive Officers as of the end of the 1994 Fiscal Year.

                      AGGREGATED OPTION EXERCISES IN 1994
                           AND YEAR END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING          VALUE OF UNEXERCISED
                                        SHARES                  UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                      ACQUIRED ON    VALUE     AT DECEMBER 31, 1994     AT DECEMBER 31, 1994
                                       EXERCISE     REALIZED       EXERCISABLE/             EXERCISABLE/
                                          (#)         ($)          UNEXERCISABLE          UNEXERCISABLE(1)
                                      -----------   --------   ---------------------   -----------------------
George L. McTavish..................     --            --             205,601                 $ 942,505
                                                                      122,400                   407,500
Edward A. Barbieri..................     --            --              54,134                   214,169
                                                                      158,200                   365,000
Dennis R. Hanson....................     --            --              40,600                   171,875
                                                                      137,400                   300,000
Henry P. Cincere....................     --            --              37,669                   177,716
                                                                       40,666                    48,331
Charles P. Harris...................     --            --              13,435                    41,984
                                                                       50,399                    78,747

- ---------------

(1) This amount represents the aggregate of the number of options multiplied by the difference between the closing price of the Common Stock on the NASDAQ National Market on December 31, 1994 and the exercise price for that option.

     The Company has not awarded stock appreciation rights to any employee and has no long-term incentive plans, as that term is defined in SEC regulations. The Company has a stock option plan. The Company presently has no defined benefit or actuarial plans covering any employees of the Company.

EMPLOYMENT CONTRACTS

     On November 29, 1994, the Company entered into severance agreements (the "Severance Agreements") with each of George L. McTavish, Dennis R. Hanson and Edward A. Barbieri, the Company's chief executive officer, chief financial officer and chief operating officer, respectively, providing for certain payments to these executives if their employment is terminated subsequent to a "Change of Control." A Change of Control will be deemed to have occurred if (i) any person (other than the Company, its subsidiaries, employee benefit plans or holders of at least 5% of the outstanding Common Stock of the Company on the date of the Severance Agreements) acquires more than 30% of the outstanding voting stock of the Company, (ii) as the result of a merger, tender offer or other combination, a majority of the outstanding voting stock of the Company is held by holders who did not own voting stock of the Company prior to such combination, or (iii) a majority of the board of directors changes over the course of two consecutive years and such new directors have not been approved by at least two-thirds of the directors in office at the beginning of such two-year period.

     The Severance Agreements run for the shortest of (x) three years, (y) termination of employment of the executive other than for the reasons discussed below, and (z) 18 months after a Change of Control if the executive has not terminated his own employment for Good Reason, as defined below.

     If, subsequent to a Change of Control, the executive's employment is terminated (a) by the executive in general due to a negative change by the Company in the executive's salary or duties, or a relocation or (b) by the Company other than for cause, as defined in the Severance Agreements, then the Company will be obligated to make the following payments to the executives:
(1) to Mr. McTavish, three times his average annual salary over the preceding three years and three times the highest bonus paid to him over such three-year period; and (2) to each of Messrs. Hanson and Barbieri, two and one-half times his respective average annual salary over the preceding three years and two and one-half times the highest bonus paid to such executive over such three-year period. In addition, the Company will provide term life, health and disability insurance comparable to that provided while the executive was employed by the Company and any unvested stock awards will vest immediately and be exercisable for one year. In the event that the aggregate payments due to an executive as a result of termination of employment, including any payments owing under a Severance Agreement, constitute "parachute payments" under the Internal Revenue Code of 1986, as amended (the "Code"), the Company will increase such payments to the extent necessary to offset any additional taxes imposed by the Code.

     In addition, Messrs. Barbieri and Hanson each have severance arrangements providing that, in the event their employment is terminated for any reason not associated with a Change of Control, they will receive eighteen months' severance based upon their salary at the time of any such action.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for administering the Company's compensation program for executive officers. The Committee is composed of outside directors plus the Chairman and Chief Executive Officer; however, the Chairman does not participate in the determination of his own compensation.

     The Company's executive compensation program includes three elements: base salary, annual incentive (bonus) awards and long-term incentives in the form of stock option grants.

     The Company has no defined benefit retirement plan, no supplemental executive retirement plan and no long-term incentive plan other than stock options.

     Compensation is determined based upon the following guiding principles:

        - Compensation should be competitive with the marketplace, so that quality personnel can be attracted and retained.

        - Compensation should promote the Company's objective of increasing stockholder value.

        - Compensation determinations should be influenced by individual performance against objectives and the individual's level of responsibility.

        - The financial cost of increases in compensation must be affordable based upon the Company's operating results.

     In 1993, section 162(m) was added to the Internal Revenue Code pursuant to the Omnibus Budget Reconciliation Act of 1994. This section generally limits the corporate deduction for compensation paid to the Company's chief executive officer and each of the four other highest paid executive officers to $1 million per year unless certain requirements are met. The committee has analyzed the effect of Section 162(m) and anticipates no financial impact for 1994 or 1995. We will periodically reevaluate this issue and recommend changes to the compensation program, if appropriate, in order to maximize earnings and shareholder value.

     Compensation of Executives -- General. An executive's base salary is determined based upon an assessment of his or her individual performance, experience and ability. Periodically, the Company retains outside experts to review the pay grades and salary ranges in effect throughout the Company, including executive compensation. The most recent such outside review with respect to executive compensation was conducted in April 1994.

     Each year, the Board of Directors approves revenue and income goals for the Company, and the Compensation Committee and the Board approve incentive (bonus) awards based upon performance against those goals. In 1994, such performance resulted in a bonus pool at the 75% level. Individual bonus recommendations were submitted by Management to the Committee and were acted upon. The 1994 bonus award for the Chief Executive Officer was determined by the Committee (without the participation of Mr. McTavish).

     The Company utilizes stock options in recognition of an employee's future value to the Company. The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating employees. Because the option exercise price for the employee is the price of stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve long-term stock market performance. In this way, the financial interests of management are directly aligned with those of the Company's shareholders. Also, share ownership gives employees a greater personal stake in the Company. Stock options have been used to reward employees of the Company not just at the officer level, but down to the junior officer level. As of year-end 1994, there were 2,033,000 shares under option grants outstanding to 144 employees. The option prices range from $6 to $15 per share, and vesting occurs ratably over a five-year period following the date of grant.

     When making decisions on executive compensation, the Committee reviews individual and Company performance. When 1994-95 compensation decisions were made, the Committee closely reviewed individual and Company performance against objectives.

     Compensation of Chief Executive Officer. Mr. McTavish's compensation results from his participation in the same compensation program as the other executives in the Company. His compensation is set by the Committee applying the principles outlined above in the same manner as they were applied to the other executives of the Company, and Mr. McTavish does not participate in any way in the decisions affecting his own compensation.

     Because the Company's executive compensation program rewards long-term performance, the majority of Mr. McTavish's compensation is based upon incentive (bonus) awards and stock option grants. In April 1994 Mr. McTavish received a stock option grant for a total of 100,000 shares. Mr. McTavish received a bonus of $151,161 for 1994.

     The Committee believes that the current executive compensation program with an emphasis on long-term compensation, incents the Company's executives towards the attainment of the growth and profitability desired for the Company and its stockholders.

                                          Compensation Committee

                                          Bruce K. Anderson, Chairman
                                          George L. McTavish
                                          Patrick J. Welsh

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1994, the Board's Compensation Committee was composed of Bruce K. Anderson, Patrick J. Welsh, and George L. McTavish. Mr. Anderson is a former Chairman of the Board, and Mr. McTavish is the current Chairman and Chief Executive Officer of the Company. Messrs. Welsh and Anderson are general partners of the sole general partner of each of WCAS IV, WCAS V, WCAS VI, Venture Partners. Capital Partners and Information Partners, which are collectively the largest stockholder of the Company. WCAS IV, WCAS V, WCAS VI, Venture Partners, Capital Partners and Information Partners are affiliates of WCAS.

     Pursuant to the terms of the Common Stock Purchase Agreement dated as of March 1990 among the Company, WCAS IV and PVP, and subject to certain conditions, the Company has agreed to use its best efforts to nominate and to cause to be elected to the Board of Directors of the Company one individual nominated by PVP. WCAS IV and Capital Partners have agreed, under certain conditions, to vote their respective shares of Common Stock to cause such nominee to be so elected. Mr. O'Brien is the nominee of PVP to the Board of Directors of the Company.

PERFORMANCE GRAPH

     The following graph compares the performance of the Company for the periods indicated with the performance of the Standard & Poor's 500 Stock Index (S&P
500) and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. The corporations making up the peer companies group are Automatic Data Processing Inc., CUC International Inc., Concord EFS, Inc., Equifax Inc., First Data Corp., First Financial Management Corp., FiServ Inc., Policy Management Systems Corp. and Shared Medical Systems Corp.

                                [PASTE-UP CHART]


        Comdata
        Holdings
          Corp.   S&P 500 Competitors
12/28/90  100.0%  100.0%  100.0%
  1/4/91  100.0%   97.7%   98.4%
 1/11/91   86.4%   95.9%   95.2%
 1/18/91   90.9%  101.1%  102.4%
 1/25/91  109.1%  102.2%  108.4%
  2/1/91  109.1%  104.4%  113.6%
  2/8/91  131.8%  109.3%  118.5%
 2/15/91  136.4%  112.3%  122.6%
 2/22/91  127.3%  111.2%  122.0%
  3/1/91  127.3%  112.7%  121.3%
  3/8/91  136.4%  114.1%  124.4%
 3/15/91  127.3%  113.6%  120.7%
 3/22/91  127.3%  111.8%  119.6%
 3/29/91  128.4%  113.0%  123.7%
  4/5/91  129.5%  114.2%  127.9%
 4/12/91  120.5%  115.7%  129.6%
 4/19/91  131.8%  116.9%  133.1%
 4/26/91  122.7%  115.3%  131.3%
  5/3/91  118.2%  115.8%  131.6%
 5/10/91  122.7%  114.3%  133.5%
 5/17/91  109.1%  113.3%  127.0%
 5/24/91  118.2%  114.8%  129.2%
 5/31/91  136.4%  118.6%  134.3%
  6/7/91  140.9%  115.4%  131.7%
 6/14/91  136.4%  116.3%  133.5%
 6/21/91  131.8%  114.9%  132.0%
 6/28/91  145.5%  112.9%  130.0%
  7/5/91  145.5%  113.8%  132.4%
 7/12/91  145.5%  115.7%  133.0%
 7/19/91  150.0%  116.9%  136.7%
 7/26/91  145.5%  115.9%  134.9%
  8/2/91  145.5%  117.8%  138.1%
  8/9/91  143.2%  117.8%  139.2%
 8/16/91  136.4%  117.3%  135.5%
 8/23/91  131.8%  119.9%  138.6%
 8/30/91  140.9%  120.3%  140.9%
  9/6/91  136.4%  118.4%  140.2%
 9/13/91  131.8%  116.7%  139.8%
 9/20/91  140.9%  118.0%  145.2%
 9/27/91  136.4%  117.4%  147.5%
 10/4/91  136.4%  116.0%  150.1%
10/11/91  127.3%  116.0%  146.5%
10/18/91  122.7%  119.4%  150.2%
10/25/91  131.8%  116.9%  144.6%
 11/1/91  140.9%  119.0%  149.8%
 11/8/91  122.7%  119.5%  150.2%
11/15/91  129.5%  116.4%  147.5%
11/22/91  113.6%  114.4%  147.8%
11/29/91   95.5%  114.1%  144.8%
 12/6/91  109.1%  115.3%  147.1%
12/13/91  113.6%  117.0%  150.3%
12/20/91  113.6%  117.7%  150.2%
12/27/91  113.6%  123.6%  157.5%
  1/3/92  113.6%  127.6%  161.8%
 1/10/92  113.6%  126.3%  167.6%
 1/17/92  122.7%  127.4%  171.1%
 1/24/92  113.6%  126.4%  168.1%
 1/31/92  113.6%  124.4%  164.6%
  2/7/92  136.4%  125.1%  169.4%
 2/14/92  127.3%  125.5%  167.8%
 2/21/92  127.3%  125.2%  167.2%
 2/28/92  140.9%  125.5%  163.4%
  3/6/92  136.4%  123.0%  157.9%
 3/13/92  127.3%  123.5%  161.9%
 3/20/92  136.4%  125.1%  165.0%
 3/27/92  136.4%  122.7%  162.3%
  4/3/92  131.8%  122.2%  159.3%
 4/10/92  127.3%  123.0%  155.8%
 4/17/92  122.7%  123.7%  156.8%
 4/24/92  118.2%  124.4%  157.9%
  5/1/92  131.8%  125.5%  159.3%
  5/8/92  127.3%  126.6%  163.4%
 5/15/92  131.8%  124.8%  160.0%
 5/22/92  122.7%  125.9%  158.7%
 5/29/92  127.3%  126.4%  158.9%
  6/5/92  131.8%  125.8%  157.0%
 6/12/92  127.3%  124.7%  153.5%
 6/19/92  127.3%  122.8%  148.9%
 6/26/92  122.7%  122.7%  148.5%
  7/3/92  113.6%  124.4%  152.3%
 7/10/92  104.5%  126.1%  156.2%
 7/17/92   97.7%  126.4%  158.6%
 7/24/92   86.4%  125.2%  156.6%
 7/31/92   95.5%  129.0%  163.4%
  8/7/92   77.3%  127.4%  163.5%
 8/14/92   81.8%  127.7%  164.0%
 8/21/92   77.3%  126.2%  164.3%
 8/28/92   81.8%  126.2%  163.6%
  9/4/92   77.3%  126.9%  169.4%
 9/11/92   68.2%  127.6%  171.0%
 9/18/92   59.1%  128.7%  171.5%
 9/25/92   72.7%  126.0%  171.3%
 10/2/92   72.7%  124.9%  169.1%
 10/9/92  104.5%  122.5%  170.2%
10/16/92  100.0%  125.3%  170.7%
10/23/92   81.8%  126.0%  177.4%
10/30/92   81.8%  127.4%  181.1%
 11/6/92   81.8%  127.0%  181.2%
11/13/92   77.3%  128.5%  184.1%
11/20/92   77.3%  129.8%  186.7%
11/27/92   68.2%  130.9%  190.8%
 12/4/92   77.3%  131.4%  195.4%
12/11/92   72.7%  131.9%  195.7%
12/18/92   77.3%  134.2%  198.0%
12/25/92   77.3%  134.2%  198.0%
  1/1/93   63.6%  130.5%  194.4%
  1/8/93   63.6%  130.5%  194.4%
 1/15/93   77.3%  133.0%  198.5%
 1/22/93   81.8%  132.7%  199.3%
 1/29/93   81.8%  133.5%  200.1%
  2/5/93   90.9%  136.6%  207.9%
 2/12/93   90.9%  135.2%  205.5%
 2/19/93   95.5%  132.1%  196.0%
 2/26/93   90.9%  134.9%  198.8%
  3/5/93   95.5%  135.7%  202.9%
 3/12/93   95.5%  136.8%  206.1%
 3/19/93   79.5%  136.9%  203.5%
 3/26/93   68.2%  136.2%  202.4%
  4/2/93   72.7%  134.3%  201.7%
  4/9/93   72.2%  135.4%  187.0%
 4/16/93   71.6%  136.6%  172.3%
 4/23/93   72.7%  132.9%  166.8%
 4/30/93   77.3%  133.9%  168.4%
  5/7/93   72.7%  134.6%  172.6%
 5/14/93   68.2%  133.7%  170.0%
 5/21/93   72.7%  135.6%  172.2%
 5/28/93   77.3%  137.0%  174.1%
  6/4/93   86.4%  136.9%  176.9%
 6/11/93   86.4%  136.1%  174.9%
 6/18/93   81.8%  135.0%  173.6%
 6/25/93   84.1%  136.2%  177.9%
  7/2/93   81.8%  135.6%  180.1%
  7/9/93   79.5%  136.3%  172.7%
 7/16/93   86.4%  135.6%  175.7%
 7/23/93   97.7%  136.0%  173.3%
 7/30/93  100.0%  136.3%  176.4%
  8/6/93  109.1%  136.5%  181.1%
 8/13/93  120.5%  136.9%  177.1%
 8/20/93  122.7%  138.8%  175.7%
 8/27/93  122.7%  140.1%  176.2%
  9/3/93  120.5%  140.3%  182.6%
 9/10/93  109.1%  140.5%  182.3%
 9/17/93  109.1%  139.6%  185.1%
 9/24/93  109.1%  139.2%  188.2%
 10/1/93  109.1%  140.3%  193.2%
 10/8/93  113.6%  140.0%  187.0%
10/15/93  113.6%  142.8%  196.6%
10/22/93  118.2%  140.9%  193.4%
10/29/93  118.2%  142.3%  197.0%
 11/5/93  127.3%  139.8%  187.7%
11/12/93  154.5%  141.6%  193.0%
11/19/93  153.0%  140.7%  188.7%
11/26/93  133.3%  140.9%  188.4%
 12/3/93  115.2%  141.4%  190.2%
12/10/93  118.2%  141.1%  190.9%
12/17/93  106.1%  141.9%  194.1%
12/24/93  101.5%  141.9%  196.7%
12/31/93   97.0%  141.9%  199.3%
  1/7/94   97.0%  142.9%  196.0%
 1/14/94   93.9%  144.5%  198.3%
 1/21/94   97.0%  144.4%  197.9%
 1/28/94  100.0%  145.6%  200.4%
  2/4/94   93.9%  142.9%  194.9%
 2/11/94   93.9%  143.0%  195.8%
 2/18/94   89.4%  142.3%  197.1%
 2/25/94   90.9%  141.8%  197.1%
  3/4/94   97.0%  141.4%  200.8%
 3/11/94   97.0%  141.9%  202.0%
 3/18/94   92.4%  143.3%  210.2%
 3/25/94   87.9%  140.1%  202.4%
  4/1/94   93.9%  138.1%  198.2%
  4/8/94  100.0%  136.0%  194.1%
 4/15/94   97.0%  135.7%  192.6%
 4/22/94   97.0%  136.2%  190.0%
 4/29/94   97.0%  137.2%  193.6%
  5/6/94   97.0%  136.2%  192.2%
 5/13/94   84.8%  135.1%  190.5%
 5/20/94   84.8%  138.4%  194.5%
 5/27/94   90.9%  139.1%  197.3%
  6/3/94   97.0%  140.0%  199.6%
 6/10/94   93.9%  139.5%  201.8%
 6/17/94   95.5%  139.5%  206.1%
 6/24/94   93.9%  134.7%  192.6%
  7/1/94   92.4%  135.7%  195.6%
  7/8/94   95.5%  136.8%  193.8%
 7/15/94   90.9%  138.2%  196.3%
 7/22/94   87.9%  137.8%  197.1%
 7/29/94   86.0%  139.4%  201.3%
  8/5/94   89.4%  139.1%  202.9%
 8/12/94   93.9%  140.5%  203.8%
 8/19/94   93.9%  141.1%  206.7%
 8/26/94   93.9%  144.1%  214.5%
  9/2/94  100.0%  143.3%  213.7%
  9/9/94  101.5%  142.4%  212.0%
 9/16/94  103.0%  143.3%  215.6%
 9/23/94  100.0%  139.8%  214.3%
 9/30/94   98.5%  140.8%  217.9%
 10/7/94  112.1%  138.4%  214.0%
10/14/94  119.7%  142.7%  221.9%
10/21/94  133.3%  141.4%  223.2%
10/28/94  142.4%  144.1%  228.4%
 11/4/94  135.6%  140.6%  224.4%
11/11/94  130.3%  140.7%  223.5%
11/18/94  121.2%  140.4%  223.6%
11/25/94  125.8%  137.6%  215.8%
 12/2/94  121.2%  137.9%  216.4%
 12/9/94  118.2%  136.0%  213.2%
12/16/94  124.2%  139.6%  220.6%
12/23/94  134.8%  139.9%  226.6%
12/30/94  137.9%  139.7%  226.9%

Source:  Bear, Stearns & Co. Inc.
(a) Shareholder returns in the reported period are no indication of shareholder returns in the future and the companies in the peer group are not necessarily comparable for any purpose other than the graph
Peer Index Companies: Automatic Data Processing, Inc. (AUD), CUC Intl, Inc.
(CU), Concord EFS, Inc. (CEFT), Equifax, Inc. (EFX), First Data Corp, (FDC), First Finl Mgmt Corp (FFM), FIserv, Inc (FISV), Policy Mgmt Sys Corp. (PMS), Shared Med Sys Corp (SMED)

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Pursuant to the terms of the Common Stock Purchase Agreement dated as of March 1990 among the Company, WCAS IV and PVP, and subject to certain conditions, the Company has agreed to use its best efforts to nominate and to cause to be elected to the Board of Directors of the Company one individual nominated by PVP. WCAS IV and Capital Partners have agreed, under certain conditions, to vote their respective shares of Common Stock to cause such nominee to be so elected. Mr. O'Brien is the nominee of PVP to the Board of Directors of the Company.

     In September and October 1991, ATC purchased an aggregate 560,000 shares of Series A Preferred Stock at a price per share of $25 or an aggregate purchase price of $14.0 million. Concurrently with the purchase of the Series A Preferred Stock by ATC, Network entered into a Services Agreement with ATC pursuant to which ATC provides long distance telecommunications services to Network and its affiliates. This agreement expires on January 22, 1999 and provides that Network will purchase a minimum $7.75 million of service for each year after the first year. As of February 15, 1995, ATC held approximately 5.5% of the outstanding Common Stock (on a fully diluted basis).

     Commencing in the fourth quarter of 1991, Benton International, Inc. ("Benton") has rendered certain consulting services to Network. During 1994, Network paid $33,000 to Benton in connection with such services. Louis P. Buglioli, a director of the Company and Network, is President of Benton.

     During 1994, the Company purchased data processing equipment and computer software at a cost of approximately $3,326,000 from an affiliate of a significant stockholder of the Company on an arm's length basis.

     The transactions with PVP and ATC described above were negotiated on an arm's-length basis at a time when such parties were not affiliated with Network. In the judgment of the Board of Directors, the terms of the other transactions described above are fair and reasonable and are not less favorable than those that could have been obtained from independent third parties.

          AMENDMENT OF STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

     At the Annual Meeting, the stockholders will be asked to approve an amendment (the "Amendment") to the Company's Stock Option and Restricted Stock Purchase Plan (the "Plan") to increase the number of shares of the Company's Common Stock available for the grant of options and rights to purchase Common Stock under the Plan from 2,750,000 shares to 3,250,000 shares. The Amendment was approved by the unanimous vote of the Board of Directors at its meeting held on April 20, 1995. Adoption of the Amendment is subject to stockholder approval.

     The primary features of the Amendment and of the Plan are summarized below. A copy of the Plan is available upon a stockholder's written request to the Company, 5301 Maryland Way, Brentwood, Tennessee 37027, Attention: Peter D. Voysey, Vice President, General Counsel & Secretary.

Description of Amendment

     The Plan was approved in September 1987 and subsequently amended in May 1989, October 1993 and April 1994. The Plan provides an opportunity for employees, officers and directors of the Company or any of its subsidiaries to purchase Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company.

     The Plan provides for the granting of "non-qualified stock options" and "incentive stock options" to acquire Common Stock and/or the granting of rights to purchase Common Stock on a "restricted stock" basis. The terms and conditions of individual option agreements may vary, subject to the following guidelines:
(i) the option price of incentive stock options may not be less than market value on the date of grant; the option price of non-qualified stock options may be less than market value on the date of grant, (ii) the term of all incentive stock options may not exceed ten years from the date of grant; the term of all non-qualified stock options may exceed ten years, and (iii) no options may be granted after September 9, 1997. If the proposed amendment is approved by the stockholders, the Company will seek to register the additional shares reserved under the Plan under the Securities Act of 1933, as soon as practicable.

     The Plan is administered by a committee of the Board of Directors. The committee recommends: (i) which directors, officers and employees of the Company and its subsidiaries shall be granted an option or the right (each, an "Award") to purchase Common Stock under the Plan; (ii) the number of shares subject to each such Award; (iii) the amount to be paid by a grantee upon exercise of an Award; (iv) the time or times and the conditions subject to which Awards may be made and become exercisable; and (v) the form of consideration that may be used to pay for shares issued upon exercise of such Award. The committee is responsible for questions involving the administration and interpretation of the Plan. The committee recommends when Awards granted under the Plan become exercisable.

     The Board of Directors has the authority to amend the Plan at any time, provided that stockholder approval is required (i) to increase the aggregate number of shares of Common Stock as to which Awards may be granted (except for increases due to certain adjustments), (ii) to decrease the minimum exercise price specified by the Plan in respect of incentive stock options or (iii) to change the class of employees eligible to receive stock options under the Plan.

     The Board of Directors may terminate the plan at any time. The Plan will terminate on, and Awards may not be granted after, September 9, 1997, unless terminated by the Board of Directors prior thereto. The termination of the Plan will not alter or impair any rights or obligations under any Award previously granted under the Plan.

     As of April 21, 1995, options to purchase 2,185,086 shares of Common Stock with exercise prices ranging from $6 to $15 have been granted under the Plan and are outstanding, with partial vesting dates ranging from September 1988 to April 2005. The average per share exercise price of the outstanding options is approximately $8.25. At April 21, 1995, 558,042 of the options granted under the Plan had been exercised. No shares of Common Stock have been purchased on a restricted stock basis under the Plan since its inception.

     The market value of the Company's Common Stock as of the close of business on April 21, 1995 as reflected by the closing price of the Common Stock of the NASDAQ National Market, was $12 per share.

Federal Income Tax Consequences

     The tax consequences of incentive stock options, non-qualified options and restricted stock purchase awards are quite complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Incentive stock options granted pursuant to the Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If an optionee makes no disposition of the shares acquired pursuant to exercise of an incentive stock option within one year after the transfer of shares to such optionee and within two years from grant of the option, such optionee will realize no taxable income as a result of the grant or exercise of such option; any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such incentive stock options or the transfer of shares upon their exercise.

     If shares subject to incentive stock options are disposed of prior to the expiration of the above time periods, the optionee will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

     Non-qualified options may also be granted under the Plan. An optionee who exercises a non-qualified option will recognize as taxable ordinary income, at the time of exercise, an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Such amount will ordinarily be deductible by the Company in the same year, provided that the Company satisfies certain federal income tax withholding requirements that may be applicable.

     Restricted stock purchase awards may also be granted pursuant to the Plan. A recipient of a restricted stock purchase award generally will not recognize taxable income upon the purchase of shares of restricted stock, unless he or she makes a timely election under Section 83(b) of the Code. Such a recipient, however, would recognize ordinary income at the time that such shares become vested in an amount equal to the excess of the fair market value of the shares at that time over the purchase price paid for such shares. If, on the other hand, the recipient makes a timely election under Section 83(b), he or she would recognize ordinary income equal to the excess of the fair market value of the shares at the time of purchase (determined without regard to any transfer restrictions imposed on the shares, the vesting provisions or any restrictions imposed by the securities laws) over the purchase price paid for such shares. In either case, the Company should be entitled to a deduction of an amount equal to the amount of ordinary income recognized by the recipient in the same year that the recipient recognized such ordinary income, provided that the Company satisfies certain federal income tax withholding requirements that may be applicable.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, which was adopted in 1993 under the Omnibus Budget Reconciliation Act, generally limits the deduction allowed publicly-held companies for compensation paid to certain executive officers of $1 million per annum for taxable years beginning on or after January 1, 1994. Under this section, compensation may include the value of restricted stock upon vesting, dividends on restricted stock, gain realized on non-qualified stock options under certain circumstances and gain realized on certain dispositions of stock acquired through the exercise of incentive stock options. However, compensation payable under a written binding contract in effect on February 17, 1993 is not affected by the deduction limitation and performance-based compensation which meets the requirements specified in Section 162(m) is not included in the $1 million limit. To the extent that compensation paid under the Plan to the Chief Executive Officer or any of the other Named Executive Officers (except such compensation which either falls within the grandfather provisions of Section 162(m) or meets the criteria for performance-based compensation) when aggregated with all other compensation paid to any such Named Executive Officer exceeds $1 million per annum, the Company will not be entitled to a deduction for federal income tax purposes.

Accounting Treatment

     Under current accounting rules, option grants or issuances of restricted stock at exercise or issue prices equal to the fair market value of the Common Stock on the date of grant or issuance do not result in compensation expense to the Company for financial reporting purposes. To the extent that exercise or issue price is less than such fair market value, compensation expense arises that must be amortized against the Company's earnings over the vesting period applicable to the option grant or stock issuance. In addition, outstanding options are taken into account in the calculation of earnings per share.

Vote Required for Approval

     The amendment to the Plan will be submitted to stockholders for their approval at the Annual Meeting. The proposal to adopt the amendment to the Plan must be approved by the holders of a majority of the total shares entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO ADOPT THE AMENDMENT TO THE PLAN.

                              APPROVAL OF AUDITORS

     The Board of Directors proposes that Arthur Andersen LLP serve as independent auditors for the Company for the fiscal year ending December 31, 1995, subject to approval by the stockholders. Arthur Andersen LLP has served as the Company's independent auditors since 1987.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

     The Company's Board of Directors is seeking stockholder approval of its independent auditors in order to conform to the general practice of publicly-held corporations. In the event of a negative vote, which the Board does not anticipate, the Company would be willing to reassess its relationship with its auditors in light of the reasons underlying any such vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SELECTED INDEPENDENT AUDITORS.

                                    GENERAL

OTHER MATTERS

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the meeting, it is intended that the proxies in the accompanying form will be voted in accordance with the judgment of the persons voting such proxies.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

TABULATION OF VOTES

     Directors will be elected by a favorable vote of a plurality of the total shares entitled to vote which are present or represented by proxy at the Annual Meeting. Accordingly, votes "withheld" from director-nominees will not count against the election of such nominees. Passage of the proposal to amend the Company's Stock Option and Restricted Stock Purchase Plan requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting. Abstentions and broker non-votes as to this proposal will be included in calculating the number of votes required for approval and will have the same effect as votes "against" the proposal. Passage of the proposal to approve the appointment of Arthur Anderson LLP as independent auditors for 1995 requires the approval of a majority of the votes cast on the proposal. Abstentions as to this proposal will not count as either votes "for" or "against" the proposal, and will not be included in calculating the number of votes necessary for approval. Brokers will have discretionary authority, in the absence of instructions from their customers, to vote on the election of directors and the approval of the appointment of auditors, but may not have discretionary authority to vote on the proposal to amend the Stock Option and Restricted Stock Purchase Plan.

STOCKHOLDER PROPOSALS

     If any stockholder of the Company intends to present a proposal for consideration at the 1995 Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposals must be received at the Company's principal executive offices, 5301 Maryland Way, Brentwood, Tennessee 37027, Attention: Corporate Secretary, not later than January 19, 1996.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON REQUESTING THE SAME IN WRITING AND STATING THAT SUCH PERSON WAS A BENEFICIAL HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY ON THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO COMDATA HOLDINGS CORPORATION, 5301 MARYLAND WAY, BRENTWOOD, TENNESSEE 37027,
ATTENTION: CHIEF FINANCIAL OFFICER.

                                          By Order of the Board of Directors

                                          PETER D. VOYSEY
                                          Secretary

                                                                     APPENDIX A


                          COMDATA HOLDINGS CORPORATION
                                     PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                            WEDNESDAY, JUNE 21, 1995

    The undersigned stockholder of COMDATA HOLDINGS CORPORATION, a Delaware corporation, hereby appoints George L. McTavish, Edward A. Barbieri, Dennis R. Hanson and Peter D. Voysey, or any of them voting singly in the absence of the others, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of Comdata Holdings Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held at the Company's corporate headquarters, 5301 Maryland Way, Brentwood, Tennessee 37027, on June 21, 1995 at 10:30 a.m. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2 AND "FOR" PROPOSAL NO. 3.

1.  Election of the following Nominees as Directors:

    Bruce K. Anderson, Patrick J. Welsh, George L. McTavish, Dana J. O'Brien, Louis P. Buglioli, Stephen E. Raville, Edward A. Barbieri, Dennis R. Hanson and Phyllis Haberman. To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:
- --------------------------------------------------------------------------------
       / /  FOR ALL NOMINEES  / /  WITHHOLD AUTHORITY to vote for all nominees

    PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

2. The proposal to amend the Company's Stock Option and Restricted Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance upon exercise of options or awards granted thereunder.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

3. The proposal to approve Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1995.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

                                                  Date:                   , 1995
                                                       -------------------

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                   Signature (if held jointly)

                                                  PLEASE SIGN EXACTLY AS NAME
                                                  APPEARS TO THE LEFT.

                                                  When shares are held in the
                                                  name of joint holders, each
                                                  should sign. When signing as
                                                  attorney, executor, trustee,
                                                  guardian, etc., please so
                                                  indicate. If a corporation,
                                                  please sign in full corporate
                                                  name by an authorized officer.
                                                  If a partnership, please sign
                                                  in partnership name by an
                                                  authorized person.